Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

February 27, 2019

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2019 FOURTH QUARTER AND ANNUAL RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, February 27, 2019 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended January 26, 2019. The Company reported:

•
Contract revenues of $748.6 million for the quarter ended January 26, 2019, compared to $655.1 million for the quarter ended January 27, 2018. Contract revenues for the quarter ended January 26, 2019 increased 13.7% on an organic basis after excluding contract revenues of $5.9 million from an acquired business that was not owned during the comparable prior period and contract revenues from storm restoration services. Contract revenues from storm restoration services were $20.4 million for the quarter ended January 26, 2019 compared to $19.8 million for the quarter ended January 27, 2018.

•
Non-GAAP Adjusted EBITDA of $59.8 million, or 8.0% of contract revenues, for the quarter ended January 26, 2019, compared to Non-GAAP Adjusted EBITDA of $59.6 million, or 9.1% of contract revenues, for the quarter ended January 27, 2018.

•
On a GAAP basis, net loss was $12.1 million, or a loss of $0.38 per common share, for the quarter ended January 26, 2019, compared to net income of $40.1 million, or $1.24 per common share diluted, for the quarter ended January 27, 2018. Non-GAAP Adjusted Net Income was $3.2 million, or $0.10 per Non-GAAP Adjusted Diluted Share, for the quarter ended January 26, 2019, compared to Non-GAAP Adjusted Net Income of $3.8 million, or $0.12 per Non-GAAP Adjusted Diluted Share, for the quarter ended January 27, 2018.

•
One of its customers filed a voluntary petition for reorganization on February 25, 2019. During the quarter ended January 26, 2019, the Company recorded a pre-tax non-cash charge of $17.2 million against approximately $45.0 million of total accounts receivable and contract assets related to this customer. During the twelve months ended January 26, 2019, the Company’s contract revenues from this customer were $113.6 million. The Company looks forward to working with this customer on collecting the balances owed and continues to provide services to this customer post-petition.

The Company also reported:

•
Contract revenues of $3.128 billion for the fiscal year ended January 26, 2019, compared to $2.978 billion for the twelve months ended January 27, 2018. Contract revenues for the fiscal year ended January 26, 2019 increased 3.6% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and comparable prior periods and contract revenues from storm restoration services. Total contract revenues from acquired businesses were $69.9 million for the fiscal year ended January 26, 2019 compared to $32.3 million for the twelve months ended January 27, 2018. Contract revenues from storm restoration services were $42.9 million for the fiscal year ended January 26, 2019 compared to $35.1 million for the twelve months ended January 27, 2018, excluding amounts from acquired businesses.

•
Non-GAAP Adjusted EBITDA of $330.0 million, or 10.5% of contract revenues, for the fiscal year ended January 26, 2019, compared to Non-GAAP Adjusted EBITDA of $383.5 million, or 12.9% of contract revenues, for the twelve months ended January 27, 2018.

•
On a GAAP basis, net income was $62.9 million, or $1.97 per common share diluted, for the fiscal year ended January 26, 2019, compared to net income of $151.3 million, or $4.74 per common share diluted, for the twelve months ended January 27, 2018. Non-GAAP Adjusted Net Income was $88.5 million, or $2.78 per Non-GAAP Adjusted Diluted Share, for the fiscal year ended January 26, 2019, compared to Non-GAAP Adjusted Net Income of $123.5 million, or $3.88 per Non-GAAP Adjusted Diluted Share, for the twelve months ended January 27, 2018.

Outlook

The Company also announced its outlook for the fiscal quarter ending April 27, 2019. The Company currently expects total contract revenues for the fiscal quarter ending April 27, 2019 to range from $750 million to $800 million. On a GAAP basis, diluted earnings per common share for the fiscal quarter ending April 27, 2019 is expected to range from $0.23 to $0.45. Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $0.34 to $0.56. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.9 million of pre-tax interest expense, or $0.11 per common diluted share on an after-tax basis, for the non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”). A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the fiscal quarter ending April 27, 2019, along with reconciliations of other Non-GAAP measures, is included within the press release tables. For additional discussion regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, February 27, 2019; call (800) 230-1074 (United States) or (612) 288-0329 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Friday, March 29, 2019.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending April 27, 2019 found under the “Outlook” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” sections of this release. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
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DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 26, 2019	January 27, 2018
ASSETS
Current assets:
Cash and equivalents	$128,342	$84,029
Accounts receivable, net (a)	625,258	318,684
Contract assets (a)	215,849	369,472
Inventories	94,385	79,039
Income tax receivable	3,461	13,852
Other current assets	29,145	39,710
Total current assets	1,096,440	904,786

Property and equipment, net	424,751	414,768
Goodwill and other intangible assets, net	486,874	493,212
Other	89,438	28,190
Total non-current assets	1,001,063	936,170
Total assets	$2,097,503	$1,840,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,485	$92,361
Current portion of debt	5,625	26,469
Contract liabilities	15,125	6,480
Accrued insurance claims	39,961	53,890
Income taxes payable	721	755
Other accrued liabilities	104,074	79,657
Total current liabilities	284,991	259,612

Long-term debt	867,574	733,843
Accrued insurance claims	68,315	59,385
Deferred tax liabilities, net non-current	65,963	57,428
Other liabilities	6,492	5,692
Total liabilities	1,293,335	1,115,960

Total stockholders’ equity	804,168	724,996
Total liabilities and stockholders’ equity	$2,097,503	$1,840,956

(a) The Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) effective January 28, 2018, the first day of fiscal 2019. The adoption of ASU 2014-09 resulted in balance sheet classification changes for amounts that have not been invoiced to customers but for which the Company has satisfied the performance obligation and has an unconditional right to receive payment. Prior to adoption, amounts not invoiced to customers were included in the Company’s contract asset, historically referred to as Costs and Estimated Earnings in Excess of Billings. Under ASU 2014-09, these amounts of unbilled receivables are included in accounts receivable, net. As of January 28, 2018, the date of adoption, the Company reclassified $311.7 million of unbilled receivables from contract assets to accounts receivable, net. Upon reclassification, accounts receivable, net and contract assets were $630.4 million and $57.8 million, respectively, as of January 28, 2018.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
Contract revenues	$748,619	$655,133	$3,127,700	$2,977,874

Costs of earned revenues, excluding depreciation and amortization	633,279	540,633	2,562,392	2,369,853
General and administrative expenses (a)	73,540	60,370	269,140	245,766
Depreciation and amortization	45,909	42,401	179,603	162,708
Total	752,728	643,404	3,011,135	2,778,327

Interest expense, net (b)	(12,447)	(9,853)	(44,369)	(38,677)
Other income, net	1,157	295	15,842	17,061
(Loss) income before income taxes	(15,399)	2,171	88,038	177,931

(Benefit) provision for income taxes (c)	(3,345)	(37,888)	25,131	26,592

Net (loss) income	$(12,054)	$40,059	$62,907	$151,339

(Loss) earnings per common share:

Basic (loss) earnings per common share	$(0.38)	$1.29	$2.01	$4.86

Diluted (loss) earnings per common share	$(0.38)	$1.24	$1.97	$4.74

Shares used in computing earnings per common share:
Basic	31,359,765	31,056,840	31,250,376	31,140,119

Diluted (d)(e)	31,359,765	32,218,324	31,990,168	31,921,254

(a) Includes stock-based compensation expense of $1.9 million and $5.9 million for the quarters ended January 26, 2019 and January 27, 2018, respectively, and $20.2 million and $23.1 million for the twelve months ended January 26, 2019 and January 27, 2018, respectively. In addition, for the quarter and twelve months ended January 26, 2019 general and administrative expenses include a $17.2 million pre-tax non-cash charge for accounts receivable and contract assets related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization.

(b) Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of approximately $4.9 million and $4.6 million for the quarters ended January 26, 2019 and January 27, 2018, respectively, and approximately $19.1 million and $18.1 million for the twelve months ended January 26, 2019 and January 27, 2018, respectively.

(c) During the quarter and twelve months ended January 26, 2019, the (benefit) provision for income taxes includes approximately $0.4 million of income tax expense and $0.2 million of income tax benefit, respectively, for the tax effects of the vesting and exercise of share-based awards. During the quarter and twelve months ended January 27, 2018, the (benefit) provision for income taxes includes approximately $32.2 million of income tax benefit resulting from the Tax Cuts and Jobs Act of 2017 (“Tax Reform”), primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate. It also includes approximately $6.9 million and $7.8 million for the quarter and twelve months ended January 27, 2018, respectively, of income tax benefit for the tax effects of the vesting and exercise of share-based awards.

(d) During the first and second quarter of fiscal 2019 and the quarter ended January 27, 2018, the Company’s average stock price exceeded the $96.89 conversion price of its Notes. As a result, diluted shares used in computing diluted earnings per common share for fiscal 2019, the quarter ended January 27, 2018, and the twelve months ended January 27, 2018 include approximately 0.2 million, 0.4 million, and 0.1 million, respectively, of potential dilution from the embedded conversion feature in the Notes.

(e) Diluted shares for the quarter ended January 26, 2019 exclude common stock equivalents related to share-based awards as their effect would be anti-dilutive.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
Quarter Ended January 26, 2019	$748,619	$(5,885)	$(20,409)	$722,325	14.3%	13.7%

Quarter Ended January 27, 2018	$655,133	$—	$(19,818)	$635,315

Twelve Months Ended January 26, 2019	$3,127,700	$(69,949)	$(42,888)	$3,014,863	5.0%	3.6%

Twelve Months Ended January 27, 2018	$2,977,874	$(32,311)	$(35,058)	$2,910,505

(a) Amounts for the quarters and twelve months ended January 26, 2019 and January 27, 2018 represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.

NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net (loss) income	$(12,054)	$40,059	$62,907	$151,339
Interest expense, net	12,447	9,853	44,369	38,677
(Benefit) provision for income taxes	(3,345)	(37,888)	25,131	26,592
Depreciation and amortization	45,909	42,401	179,603	162,708
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	42,957	54,425	312,010	379,316
Gain on sale of fixed assets	(2,192)	(722)	(19,390)	(18,911)
Stock-based compensation expense	1,910	5,897	20,187	23,066
Non-cash charge for accounts receivable and contract assets	17,157	—	17,157	—
Non-GAAP Adjusted EBITDA	$59,832	$59,600	$329,964	$383,471

Contract revenues	$748,619	$655,133	$3,127,700	$2,977,874
Non-GAAP Adjusted EBITDA % of contract revenues	8.0%	9.1%	10.5%	12.9%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	January 26, 2019	January 27, 2018	January 26, 2019	January 27, 2018
Reconciliation of Non-GAAP Adjusted Net Income:
Net (loss) income	$(12,054)	$40,059	$62,907	$151,339

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	4,881	4,623	19,103	18,095
Non-cash charge for accounts receivable and contract assets (a)	17,157	—	17,157	—
Impact on stock-based compensation expense from non-cash charge for accounts receivable and contract assets (b)	(1,851)	—	(1,851)	—

Tax Adjustments:
Tax impact of Tax Reform (c)	—	(32,249)	—	(32,249)
Tax impact of share-based award activities (d)	371	(6,912)	371	(6,912)
Tax impact of pre-tax adjustments	(5,257)	(1,757)	(9,168)	(6,804)
Total adjustments, net of tax	15,301	(36,295)	25,612	(27,870)

Non-GAAP Adjusted Net Income	$3,247	$3,764	$88,519	$123,469

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Diluted (loss) earnings per common share - GAAP	$(0.38)	$1.24	$1.97	$4.74
Total adjustments, net of tax and dilutive share effect of Notes (e)(f)	0.49	(1.12)	0.82	(0.86)
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.10	$0.12	$2.78	$3.88

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
Diluted shares - GAAP (f)	31,359,765	32,218,324	31,990,168	31,921,254
Adjustment for economic benefit of note hedge related to Notes (e)	—	(434,788)	(183,799)	(108,697)
Adjustment for dilutive common stock equivalents (f)	418,695	—	—	—
Non-GAAP Adjusted Diluted Shares (e)	31,778,460	31,783,536	31,806,369	31,812,557

(a) During the quarter and twelve months ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization.

(b) As a result of the pre-tax non-cash charge for accounts receivable and contract assets recognized during the quarter ended January 26, 2019, the Company’s stock-based compensation expense was reduced by approximately $1.9 million for the quarter and twelve months ended January 26, 2019.

(c) During the quarter and twelve months ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from Tax Reform, primarily due to the re-measurement of the Company’s net deferred tax liabilities at a lower U.S. federal corporate income tax rate.

(d) During the quarter and twelve months ended January 26, 2019, the Company excluded income tax expense of approximately $0.4 million for the tax effects of the vesting and exercise of share-based awards from its Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share. During the quarter and twelve months ended January 27, 2018, the Company excluded income tax benefit of approximately $6.9 million for the tax effects of the vesting and exercise of share-based awards from its Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share.

(e) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares exclude the GAAP dilutive share effect of the Notes.

(f) GAAP diluted shares excludes 418,695 common stock equivalents related to share-based awards as their effect would be anti-dilutive. Non-GAAP Adjusted Diluted Shares includes the dilutive effect of these additional shares.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Quarter Ending
April 27, 2019

GAAP Diluted Earnings per common share	$0.23 - $0.45

Adjustment
Addback of after-tax non-cash amortization of debt discount on Notes (a)	0.11

Non-GAAP Adjusted Diluted Earnings per Common Share	$0.34 - $0.56

Diluted shares (in millions)	31.8

(a) The Company expects to recognize approximately $4.9 million in pre-tax interest expense during the quarter ending April 27, 2019 for the non-cash amortization of the debt discount associated with the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

•
Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and comparable prior periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•
Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•
Non-GAAP Adjusted Net Income - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, certain impacts of Tax Reform, and certain non-recurring items.

•
Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•
Non-cash amortization of the debt discount - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Non-cash charge for accounts receivable and contract assets - During the quarter and twelve months ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization. The Company excludes the impact of this non-cash charge for accounts receivable and contract assets from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•
Impact on stock-based compensation expense from non-cash charge for accounts receivable and contract assets - The Company excludes the impact on stock-based compensation expense from the non-cash charge for accounts receivable and contract assets from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•
Tax impact from Tax Reform - During the quarter and twelve months ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from Tax Reform, primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•
Tax impact of excess tax benefits or deficiencies - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•
Tax impact of adjusted results - The tax impact of adjusted results reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.